UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016 (October 4, 2016)

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EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 1.01    Entry into a Material Definitive Agreement.

On October 4, 2016, EOG Resources, Inc. (EOG) completed its previously announced mergers and related asset purchase transactions with Yates Petroleum Corporation (YPC), Abo Petroleum Corporation (ABO), MYCO Industries, Inc. (MYCO) and certain affiliated entities (collectively with YPC, ABO and MYCO, the Yates Entities).
In connection with the closing of the transactions, EOG entered into a registration rights agreement (Registration Rights Agreement) with certain of the parties to the transactions which received, in the aggregate, approximately 24 million unregistered shares of EOG common stock as part of the transaction consideration. The Registration Rights Agreement obligates EOG to file and make effective a registration statement covering those shares within 60 days after the closing. The Registration Rights Agreement also contains lock-up provisions which impose certain restrictions upon each party’s sale of the shares of EOG common stock issued to it, including (i) a prohibition on any sales until after 60 days following the closing and (ii) a prohibition on selling greater than 50% of the shares held until after 120 days following the closing.
Item 3.02     Unregistered Sales of Equity Securities.
The disclosure set forth in Item 8.01 is incorporated herein by reference.
EOG issued the unregistered shares of EOG common stock pursuant to the definitive merger agreements and asset purchase agreements in reliance on the exemption from the registration requirements of the Securities Act of 1933 (as amended, Securities Act) set forth in Section 4(a)(2) thereof. EOG relied upon certain representations, warranties, certifications and agreements of the shareholders of YPC, ABO and MYCO and of the sellers under the related asset purchase agreements (for which shares of EOG common stock were part of the transaction consideration), in support of the satisfaction of the conditions set forth in Section 4(a)(2) of the Securities Act.
Item 7.01    Regulation FD Disclosure.

The Yates Entities had net production in the second quarter 2016 of approximately 28,600 barrels of oil equivalent per day, with 48 percent crude oil. The assets of the Yates Entities include 1.6 million total net acres, with approximately 180,000 net acres in the Delaware Basin Core, approximately 130,000 net acres in the Delaware Basin Shelf and approximately 200,000 net acres in the Powder River Basin.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, Exchange Act) or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act. This report shall not be deemed an admission as to the materiality of any of the information in this Item 7.01.

Item 8.01    Other Events.

On October 4, 2016, EOG completed its previously announced mergers and related asset purchase transactions with the Yates Entities. Under the terms of the transactions, EOG issued to the shareholders of YPC, ABO and MYCO and to certain of the sellers under the related asset purchase transactions an aggregate of approximately 25 million unregistered shares of EOG common stock and paid to certain of the sellers under the asset purchase transactions an aggregate of approximately $16 million in cash. In addition, under the terms of the transactions, EOG repaid approximately $164 million of debt of the Yates Entities, which was offset by approximately $64 million of cash of the Yates Entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: October 5, 2016	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

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